UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 27, 2003


                                  ALDILA, INC.
             (Exact Name of registrant as specified in its charter)



         DELAWARE                        0-21872                 13-3645590

(State or other jurisdiction of  (Commission File Number)       (IRS Employer
      incorporation)                                         Identification No.)


              13450 STOWE DRIVE
              POWAY, CALIFORNIA                            92064
       (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (858) 513-1801



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5. Other Events.

As previously announced on June 23, 2003, Aldila has reached a tentative agreement and entered into a non-binding letter of intent to divest its ownership interest in Carbon Fiber Technology LLC. A copy of the June 23, 2003 press release is attached hereto as Exhibit 99.1.

On June 27, 2003, Aldila, Inc. ("Aldila") issued a press release announcing that its Board of Directors approved a stock repurchase program that authorizes Aldila to repurchase shares of its common stock worth up to a total of $1.5 million. The stock repurchase program authorizes Aldila to repurchase shares of its common stock from time to time in the open market and through privately negotiated transactions. Aldila may discontinue the stock repurchase program at any time. A copy of this press release is attached hereto as Exhibit 99.2.

Item 7. Exhibits.

Exhibit No.     Description
-----------     -----------

99.1            Press Release, dated as of June 23, 2003.

99.2            Press Release, dated as of June 27, 2003.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 27, 2003           ALDILA, INC.


                              By:/S/ ROBERT J. CIERZAN
                                 ----------------------
                                 Robert J. Cierzan
                                 Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------

99.1            Press Release, dated as of June 23, 2003.

99.2            Press Release, dated as of June 27, 2003.